UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2021

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

Turnkey Solutions, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Our”,  “Us”, and “the Company” all refer to Next Meats Holdings, Inc., formerly known as “Turnkey Solutions, Inc.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2021 our majority shareholder, Next Meats Co., Ltd., a Japan Company, along with our Board of Directors, comprised of Mr. Koichi Ishizuka, Mr. Ryo Shirai, and Mr. Hideyuki Sasaki, took action to ratify, affirm, and approve a name change of the Company from Turnkey Solutions, Inc., to Next Meats Holdings, Inc. The Company filed a Certificate of Amendment with the Nevada Secretary of State (“NVSOS”) to enact the name change with an effective date of January 19, 2021. This was previously disclosed in the Form 8-K we filed on January 25, 2021.

Also on January 8, 2021, our majority shareholder Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve a change of the Company’s ticker symbol from TKSI to NXMH.

Pursuant to the above, the Company carried out a FINRA corporate action. As a result of the aforementioned actions the Company’s CUSIP number was changed from 90043H102 to 65345L 100. The change in CUSIP, name change, and symbol change were posted on the FINRA daily list on January 25, 2021 with a market effective date of January 26, 2021.

Item 8.01 Other Events.

On January 27, 2020 Next Meats Co., Ltd., our controlling shareholder, issued a press release announcing that Next Meats Co. Ltd. had “gone public on the American OTC Market this week as Next Meats Holdings, Inc. (NXMH)”. Following the release, the Company discovered errors in the disclosure including, but not limited to, the fact that Next Meats Co. Ltd. had not completed any business combination with the Company. The error occurred because internal staff at Next Meats, Co., Ltd. incorrectly translated the press release drafted in Japanese to the news wire service who ultimately published the news release. Next Meats Co., Ltd. will post an amended and corrected press release with the news wire service.

For additional clarification, it should be noted that the Company, Next Meats Holdings Inc., and our controlling shareholder, Next Meats Co., Ltd., have engaged in informal discussions regarding a possible merger and/or acquisition, which could result in Next Meats Co., Ltd. becoming a wholly owned subsidiary of the Company. However, these verbal discussions are, as of the present date, informal and speculative, and no material steps have been taken to effect this action in any capacity.

On January 28, 2021, our majority shareholder, Next Meats Co., Ltd., along with our Board of Directors took action to ratify, affirm, and approve the issuance of 452,352,298 shares of restricted common stock to Next Meats Co., Ltd. The shares were issued for services rendered to the Company. Following this issuance we now have 500,000,000 shares of common stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Incorporation effective January 19, 2021
3.2	Amended Bylaws *

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Meats Holdings, Inc.

Dated: January 29, 2021	/s/ Ryo Shirai
Ryo Shirai Chief Executive Officer